LAKE VICTORIA SIGNS LETTER OF INTENT WITH OTTERBURN VENTURES INC.

Golden, Colorado, March 28, 2011 (LVCA:OTCBB) - Lake Victoria Mining Company, Inc. (“Lake Victoria” or the “Company”) is pleased to announce that it has entered into four non-binding Letters of Intent with Otterburn Ventures Inc. (CNSX:OTB) (“Otterburn”).

The Letters of Intent set out a proposal by Otterburn to acquire up to an undivided 70% interest (the “Options”) in and to certain Primary Mineral Licenses (PML’s) and Prospecting Licenses (PL’s) located in the Lake Victoria Greenstone Belt in Tanzania, East Africa. The PML’s and PL’s owned by the Company are known as the Singida Gold Project, North Mara Gold Project, Kalemela Gold Project and Geita Gold Project, and cover approximately 623 square kilometers.

The completion of the Options is subject to a number of conditions, including but not limited to the execution of a formal agreement, satisfactory due diligence, the execution of a finder’s fee agreement and approval of the formal agreement by the Board of Directors of the parties. There can be no assurance that the Options will be completed as proposed, or, at all.

About Otterburn Ventures Inc.

Otterburn is a British Columbia based mineral exploration company in the business of exploring and potentially developing precious metal deposits. Otterburn is listed on the Canadian National Stock Exchange.

About the Company

Lake Victoria Mining Company, Inc. is working to create another gold mine in the world famous Lake Victoria Greenstone Belt, Tanzania, East Africa. Tanzania is Africa's third largest gold producer, behind South Africa and Ghana, but also has reserves of uranium, nickel and coal. Gold exports alone earned it $1.076 billion in 2009, up from $932.4 million the previous year. Lake Victoria holds eleven prospective gold projects and five uranium projects within its Tanzania property portfolio. Additional information regarding the Company is available on the corporate website at: www.lakevictoriaminingcompany.com or by contacting:

Lake Victoria Mining Company, Inc.
David T. Kalenuik
Phone: 303-586-1390
Email: info@lvcamining.com

Disclaimer

This news release may contain forward-looking statements or information within the meaning of the United States Primary Securities Litigation Reform Act of 1995 and within the meaning of Canadian provincial securities laws applicable to the Company. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to obtaining financing to meet the Company's exploration programs and operating costs during its exploratory stage, the interpretation of exploration results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, accidents, equipment breakdowns, title matters, or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, regulatory restrictions, including the inability to obtain mining permits and environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees, and other risks and uncertainties, including those described under "Risk Factors" in the Company's Annual Report on Form 10-K filed on July 14, 2010, which is on file with the Securities and Exchange Commission, as well as the Company's periodic filings available at www.sec.gov and with Canadian Securities Administrators at www.sedar.com. Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in forward-looking statements. Accordingly, readers are advised not to place undue reliance on forward-looking statements or information. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as is required under applicable securities laws.

Cautionary note to U.S. Investors -- The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this press release, such as "mineralized zones" which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosures in our annual report on Form 10-K. This press release contains information about adjacent properties on which we have no right to explore or mine. We advise U.S. investors that the SEC's mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. Investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.